POWER OF ATTORNEY
Know all by these presents that the undersigned hereby
constitutes and
appoints each of
Matthew Barron, Erin Raccah, St. John Daugherty,
Vincent Smith and Tina Bailey as the undersigned's
true and lawful attorneys-in-fact to:
(1)	execute and deliver for and on behalf of the
undersigned, in the undersigned's
capacity as a reporting person pursuant to Section 16 of
the Securities Exchange Act of 1934,
as amended (the "Exchange Act"), and the rules thereunder, of Sylvamo Corporation (the "Company"),
(i) Forms 3, 4 and 5 in accordance with Section 16(a) of the
Exchange Act (a "Section 16 Form")
(or any other forms, amendments or documents described in or relating to the rules promulgated under
Section 16 of the Exchange Act) and (ii) a Form ID and any other forms required to be filed or
submitted in accordance with Regulation S-T promulgated by the
United States Securities and Exchange Commission
(or any successor provision) in order to file a Section 16
Form electronically;
(2)	do and perform any and all acts for and on behalf of the
undersigned that
may be necessary or desirable to complete and execute any such Section 16 Form and timely file such Section 16 Form with the United States Securities and Exchange Commission
and stock exchange or similar authority,
electronically or otherwise; and
(3)	take any other action of any type whatsoever in connection
with the foregoing which, in the
opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Section 16 Forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of July, 2021.

Signature:	/s/ Matthew L. Barron
Name:	Matthew L. Barron




ACKNOWLEDGEMENT


STATE OF 	)
	)	ss:
COUNTY OF 	)


On this 29th day of July, 2021, before me personally came Matthew L. Barron, to me known to be the individual described in and who executed the foregoing instrument, and acknowledged that he or she executed the same.


/s/ Vincent T. Smith
Notary Public